EXHIBIT 16.1


          BDO Seidman, LLP                  1990 Avenue of the Stars, 11th Floor
          Accountants and Consultants       Los Angeles, CA 90067
                                            Telephone: (310) 557-0300
                                            Fax: (310) 557-1777



November 29, 2005



Securities and Exchange Commission
100 F Street, N.E.
Mail Stop 6561
Washington, D.C. 20549

Ladies and Gentlemen:

We have been furnished with a copy of the response to Item 4.01 of Form 8-K/A for the events that occurred on November 1, 2005 and November 22, 2005, to be filed by our former client, Tag-It Pacific, Inc. We agree with the statements made in response to that item insofar as they relate to our Firm. We do not have any basis to comment on the matters discussed in the penultimate paragraph under
Item 4.01 regarding the implementation of additional review procedures or remediation plans.


Very truly yours,


/S/ BDO SEIDMAN, LLP
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BDO Seidman, LLP
Los Angeles, California